UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Capital Automotive REIT
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-23733	54-1870224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8270 Greensboro Dr. , Suite 950, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-288-3075

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 14, 2005, Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), issued a press release announcing that the Company’s common shareholders voted to approve the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Capital Automotive L.P. (the "Operating Partnership"), Flag Fund V LLC, a Delaware limited liability company ("Parent"), CA Acquisition REIT, a Maryland real estate investment trust ("Merger Sub"), and CALP Merger LP, a Delaware limited partnership ("Merger Partnership"), and approve the merger, pursuant to which Parent will acquire the Company and its subsidiaries through the mergers of Merger Sub with and into the Company with the Company continuing as the surviving REIT, and Merger Partnership with and into the Operating Partnership with the Operating Partnership continuing as the surviving partnership. Pursuant to the terms of the Merger Agreement, holders of each issued and outstanding common share of beneficial interest of the Company, par value $0.01 per share, will receive $38.75 in cash, without interest, for each common share held. The merger is expected to close on or about Friday, December 16, 2005.

A copy of the press release issued by the Company on December 14, 2005, announcing the approval of the Merger Agreement and the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description of Exhibit
________________________________________ ________________________________________
99.1 Press release issued by Capital Automotive REIT on December 14, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Automotive REIT

December 14, 2005	By:	/s/ Thomas D. Eckert

Name: Thomas D. Eckert
Title: President & Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Capital Automotive REIT on December 14, 2005.